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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER 2016

(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2016 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS AND RAISES QUARTERLY DIVIDEND

INDIANAPOLIS, January 31, 2017 - Simon, a global leader in retail real estate, today reported results for the quarter and twelve months ended December 31, 2016.

RESULTS FOR THE YEAR (1)

•
Net income attributable to common stockholders was $1.836 billion, or $5.87 per diluted share, as compared to $1.824 billion, or $5.88 per diluted share, in the prior year period. Results for 2016 include a charge of $136.8 million or $0.38 per diluted share related to the redemption of certain senior notes of Simon Property Group, L.P. The 2015 results include a net gain of $166.2 million, or $0.46 per diluted share.

•
Funds from Operations ("FFO") was $3.793 billion, or $10.49 per diluted share, as compared to $3.571 billion, or $9.86 per diluted share, in the prior year period, an increase of 6.4%. The 2016 results include the $0.38 per diluted share charge on the extinguishment of debt. The 2015 results include a net $0.11 per diluted share charge ($0.33 charge related to the redemption of certain senior notes in 2015 net of $0.22 of gain upon sale of marketable securities).

•
Growth in comparable FFO per diluted share for the twelve months ended December 31, 2016 was 9.0%.

RESULTS FOR THE QUARTER (1)

•
Net income attributable to common stockholders was $394.4 million, or $1.26 per diluted share, as compared to $392.3 million, or $1.27 per diluted share, in the prior year period. Results for the fourth quarter of 2016 and 2015 each include a charge related to the redemption of senior notes of $0.38 and $0.33 per diluted share, respectively.

•
FFO was $912.2 million, or $2.53 per diluted share, as compared to $866.5 million, or $2.40 per diluted share, in the prior year period, an increase of 5.4%. FFO in the fourth quarter of 2016 and 2015 includes the aforementioned charges on the extinguishment of debt.

•
Growth in comparable FFO per diluted share for the three months ended December 31, 2016 was 6.6%.

"I am pleased with our strong fourth quarter results, concluding another very successful and productive year for our company," said David Simon, Chairman and Chief Executive Officer. "In 2016, we opened three new centers, delivered four significant property transformations and completed several major financing transactions that reinforced our industry-leading balance sheet. We are also pleased to again announce an increase in our quarterly dividend to $1.75 per share, growth of 6.1% from last quarter and year-over-year increase of 9.4%."

(1)
For a reconciliation of FFO and net income per diluted share on a comparable basis, please see Footnote J of the Footnotes to Unaudited Financial Information.

4Q 2016 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Occupancy was 96.8% at December 31, 2016 compared to 96.1% at December 31, 2015.

•
Base minimum rent per square foot was $51.59 at December 31, 2016, an increase of 5.4% compared to the prior year period.

•
Leasing spread per square foot for the trailing 12-months ended December 31, 2016 was $7.82, an increase of 12.7%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the twelve months ended December 31, 2016 was 6.7% and was 5.6% for the three months ended December 31, 2016. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the twelve months ended December 31, 2016 was 3.6% and was 3.8% for the three months ended December 31, 2016.

DIVIDENDS

Today Simon's Board of Directors declared a quarterly common stock dividend of $1.75 per share. This is an increase of $0.10 from the previous quarter, and a year-over-year increase of 9.4%. The dividend will be payable on February 28, 2017 to stockholders of record on February 14, 2017.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on March 31, 2017 to stockholders of record on March 17, 2017.

4Q 2016 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

During the fourth quarter, we opened two significant new development projects:

•
On October 27th, we opened Clarksburg Premium Outlets, in Clarksburg, Maryland, a 392,000 square foot center with more than 85 retailers featuring high-quality designer and name brands serving the greater Washington D.C. area. Simon owns a 66% interest in this center.

•
On November 3rd, we opened the 500,000 square foot retail component to Brickell City Centre in Miami, Florida. Simon owns a 25% interest in this center and leases and manages the center.

Construction continues on six other new development projects scheduled to open in 2017, including:

•
The Shops at Clearfork (Fort Worth, Texas); scheduled to open in September. Simon owns a 45% interest in this project.

•
Provence Designer Outlet (Miramas, France); scheduled to open in April. Simon owns a 90% interest in this project.

•
Siheung Premium Outlets (Siheung (Seoul), South Korea); scheduled to open in May. Simon owns a 50% interest in this project.

•
Genting Highlands Premium Outlets (Kuala Lumpur, Malaysia); scheduled to open in May. Simon owns a 50% interest in this project.

•
Norfolk Premium Outlets (Norfolk, Virginia); scheduled to open in June. Simon owns a 65% interest in this project.

•
Premium Outlet Collection Edmonton IA (Edmonton, Alberta, Canada); scheduled to open in October. Simon owns a 50% interest in this project.

Construction also continues on significant redevelopment and expansion projects including The Westchester, The Galleria in Houston, La Plaza Mall, The Shops at Riverside, Woodbury Common Premium Outlets, Allen Premium Outlets and Toronto Premium Outlets.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 29 properties in the U.S., Canada and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $1.6 billion.

4Q 2016 SUPPLEMENTAL	4

EARNINGS RELEASE

FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets in 2016 continuing to lower our effective borrowing costs and extend our maturity profile.

The Company completed three senior notes offerings, two in U.S. dollars and the other in Euros, totaling $3.8 billion (U.S. dollar equivalent), with a weighted average coupon rate of 2.86% and weighted average term of 11.4 years.

During the year, we retired five series of senior notes comprising approximately $1.9 billion at a weighted average coupon rate of 6.50%. The three new notes offerings had a weighted average coupon rate approximately 360 basis points lower than the notes that were retired during the year.

The Company also increased the availability under its supplemental revolving credit facility by $750 million during the year, resulting in $7.5 billion of total revolving credit capacity.

With regard to secured debt activity, we completed 27 mortgage loans totaling approximately $4.3 billion, (U.S. dollar equivalent), of which Simon's share is $3.0 billion. The weighted average interest rate and weighted average term on these loans is 3.67% and 9.4 years, respectively.

As of December 31, 2016, Simon had over $7.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

COMMON STOCK REPURCHASE PROGRAM

During the quarter ended December 31, 2016, the Company repurchased 1,409,197 shares of its common stock at an average price of $181.12 per share. Since the program's inception in April 2015, the Company has repurchased a total of 3,312,537 shares of its common stock at an average price of $180.59 per share.

4Q 2016 SUPPLEMENTAL	5

EARNINGS RELEASE

2017 GUIDANCE

The Company currently estimates net income to be within a range of $6.45 to $6.55 per diluted share for the year ending December 31, 2017 and that FFO will be within a range of $11.45 to $11.55 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2017

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$6.45	$6.55
Depreciation and amortization including Simon's share of unconsolidated entities	5.00	5.00

Estimated FFO per diluted share	$11.45	$11.55

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 11:00 a.m. Eastern Time, Tuesday, January 31, 2017. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 7, 2017. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 37060619.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our fourth quarter 2016 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

4Q 2016 SUPPLEMENTAL	6

EARNINGS RELEASE

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and an S&P100 company (Simon Property Group) (NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

4Q 2016 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$874,937	$832,396	$3,358,498	$3,142,347
Overage rent	61,253	70,651	161,508	194,070
Tenant reimbursements	377,941	367,921	1,494,804	1,445,623
Management fees and other revenues	34,277	44,792	143,875	158,466
Other income	77,558	64,861	276,544	325,597

Total revenue	1,425,966	1,380,621	5,435,229	5,266,103

EXPENSES:
Property operating	104,479	110,564	432,394	425,983
Depreciation and amortization	336,717	304,325	1,252,673	1,177,568
Real estate taxes	110,374	105,321	439,030	432,840
Repairs and maintenance	27,638	27,770	99,723	101,369
Advertising and promotion	38,896	36,127	142,801	134,854
(Recovery of) provision for credit losses	(542)	463	7,319	6,635
Home and regional office costs	37,867	42,362	158,406	154,816
General and administrative	19,939	15,147	65,082	60,329
Other	50,097	28,812	116,973	102,836

Total operating expenses	725,465	670,891	2,714,401	2,597,230

OPERATING INCOME	700,501	709,730	2,720,828	2,668,873
Interest expense	(209,508)	(230,896)	(857,554)	(923,697)
Loss on extinguishment of debt	(136,777)	(120,953)	(136,777)	(120,953)
Income and other taxes	(1,052)	(6,731)	(29,678)	(20,170)
Income from unconsolidated entities	94,344	81,517	353,334	284,806
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	8,094	27,250	84,553	250,516

CONSOLIDATED NET INCOME	455,602	459,917	2,134,706	2,139,375
Net income attributable to noncontrolling interests	60,337	66,786	295,810	311,655
Preferred dividends	834	834	3,337	3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$394,431	$392,297	$1,835,559	$1,824,383

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.26	$1.27	$5.87	$5.88

4Q 2016 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	DECEMBER 31, 2016	DECEMBER 31, 2015
ASSETS:
Investment properties, at cost	$35,226,089	$33,463,124
Less - accumulated depreciation	10,865,754	9,915,386

	24,360,335	23,547,738
Cash and cash equivalents	560,059	701,134
Tenant receivables and accrued revenue, net	664,619	624,605
Investment in unconsolidated entities, at equity	2,367,583	2,481,574
Investment in Klépierre, at equity	1,797,394	1,943,363
Deferred costs and other assets	1,353,588	1,266,768

Total assets	$31,103,578	$30,565,182

LIABILITIES:
Mortgages and unsecured indebtedness	$22,977,104	$22,416,682
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,214,022	1,323,801
Cash distributions and losses in partnerships and joint ventures, at equity	1,359,738	1,368,544
Other liabilities	455,040	214,249

Total liabilities	26,005,904	25,323,276

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	137,762	25,537
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,405	43,733
Common stock, $0.0001 par value, 511,990,000 shares authorized, 319,823,322 and 314,806,914 issued and outstanding, respectively	32	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,523,086	9,384,450
Accumulated deficit	(4,459,387)	(4,266,930)
Accumulated other comprehensive loss	(114,126)	(252,686)
Common stock held in treasury, at cost, 6,756,748 and 5,394,345 shares, respectively	(682,562)	(437,134)

Total stockholders' equity	4,310,448	4,471,464
Noncontrolling interests	649,464	744,905

Total equity	4,959,912	5,216,369

Total liabilities and equity	$31,103,578	$30,565,182

4Q 2016 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$472,245	$475,967	$1,823,674	$1,801,023
Overage rent	59,047	55,058	200,638	191,249
Tenant reimbursements	216,160	201,959	862,155	799,420
Other income	68,739	66,126	237,782	236,726

Total revenue	816,191	799,110	3,124,249	3,028,418
OPERATING EXPENSES:
Property operating	136,284	132,270	538,002	530,798
Depreciation and amortization	154,045	159,358	588,666	594,973
Real estate taxes	58,126	58,336	239,917	231,154
Repairs and maintenance	20,350	19,921	76,380	73,286
Advertising and promotion	26,766	21,288	88,956	75,773
Provision for credit losses	2,162	1,217	7,603	4,153
Other	49,786	47,289	183,435	169,504

Total operating expenses	447,519	439,679	1,722,959	1,679,641

OPERATING INCOME	368,672	359,431	1,401,290	1,348,777
Interest expense	(141,473)	(149,792)	(585,958)	(593,187)
Gain on sale or disposal of assets and interests in unconsolidated entities	–	31,397	101,051	67,176

NET INCOME	$227,199	$241,036	$916,383	$822,766

Third-Party Investors' Share of Net Income	$115,353	$108,559	$452,844	$405,456

Our Share of Net Income	111,846	132,477	463,539	417,310
Amortization of Excess Investment (A)	(23,542)	(23,407)	(94,213)	(94,828)
Our Share of Gain on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	–	(27,250)	(22,636)	(43,589)
Our Share of Gain on Sale or Disposal of Assets and Interests Included in Other Income in the Consolidated Financial Statements	–	–	(36,153)	–

Income from Unconsolidated Entities (B)	$88,304	$81,820	$310,537	$278,893

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

4Q 2016 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	DECEMBER 31, 2016	DECEMBER 31, 2015
ASSETS:
Investment properties, at cost	$17,549,078	$17,186,884
Less - accumulated depreciation	5,892,960	5,780,261

	11,656,118	11,406,623
Cash and cash equivalents	778,455	818,805
Tenant receivables and accrued revenue, net	348,139	354,133
Deferred costs and other assets	351,098	482,024

Total assets	$13,133,810	$13,061,585

LIABILITIES AND PARTNERS' DEFICIT:
Mortgages	$14,237,576	$13,827,215
Accounts payable, accrued expenses, intangibles, and deferred revenue	867,003	985,159
Other liabilities	325,078	468,005

Total liabilities	15,429,657	15,280,379
Preferred units	67,450	67,450
Partners' deficit	(2,363,297)	(2,286,244)

Total liabilities and partners' deficit	$13,133,810	$13,061,585

OUR SHARE OF:
Partners' deficit	$(1,018,755)	$(854,563)
Add: Excess Investment (A)	1,791,691	1,788,749

Our net Investment in unconsolidated entities, at equity	$772,936	$934,187

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

4Q 2016 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015	2016	2015
Consolidated Net Income (D)	$455,602	$459,917	$2,134,706	$2,139,375
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	330,708	299,346	1,236,476	1,160,916
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	140,046	137,515	527,976	533,330
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (E)	(8,094)	(27,250)	(80,154)	(250,516)
Net income attributable to noncontrolling interest holders in properties	(563)	(845)	(7,218)	(2,984)
Noncontrolling interests portion of depreciation and amortization	(4,159)	(906)	(13,583)	(3,632)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)

FFO of the Operating Partnership (G)	$912,227	$866,464	$3,792,951	$3,571,237

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.26	$1.27	$5.87	$5.88
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.29	1.20	4.84	4.67
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (F)	(0.02)	(0.07)	(0.22)	(0.69)

Diluted FFO per share (H)	$2.53	$2.40	$10.49	$9.86

Details for per share calculations:
FFO of the Operating Partnership (G)	$912,227	$866,464	$3,792,951	$3,571,237
Diluted FFO allocable to unitholders	(119,780)	(124,266)	(512,361)	(514,044)

Diluted FFO allocable to common stockholders (I)	$792,447	$742,198	$3,280,590	$3,057,193

Basic and Diluted weighted average shares outstanding	313,685	309,419	312,691	310,103
Weighted average limited partnership units outstanding	47,502	51,816	48,836	52,141

Basic and Diluted weighted average shares and units outstanding	361,187	361,235	361,527	362,244

Basic and Diluted FFO per Share (H)	$2.53	$2.40	$10.49	$9.86
Percent Change	5.4%		6.4%

4Q 2016 SUPPLEMENTAL	12

EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $8.8 million and $1.5 million for the three months ended December 31, 2016 and 2015, respectively, and $14.0 million and $6.1 million for the twelve months ended December 31, 2016 and 2015, respectively.

-
Straight-line adjustments increased minimum rent by $12.5 million and $17.5 million for the three months ended December 31, 2016 and 2015, respectively, and $56.8 million and $65.7 million for the twelve months ended December 31, 2016 and 2015, respectively.

4Q 2016 SUPPLEMENTAL	13

  -
  Amortization of fair market value of leases from acquisitions increased income by $2.3 million and $7.2 million for the three months ended December 31, 2016 and 2015, respectively, and $9.6 million and $17.2 million for the twelve months ended December 31, 2016 and 2015, respectively.

  -
  Debt premium amortization of $5.1 million and $4.5 million for the three months ended December 31, 2016 and 2015, respectively, and $19.0 million and $22.5 million for the twelve months ended December 31, 2016 and 2015, respectively.

(E)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities for the three and twelve months ended December 31, 2016 was $8.1 million and $84.6 million, respectively. Noncontrolling interest portion of the gain for the three and twelve months ended December 31, 2016 was $0.0 million and $4.4 million, respectively.

(F)
Includes noncontrolling interests gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities of $0.01 per share for the twelve months ended December 31, 2016.

(G)
Includes FFO of the operating partnership related to a loss on the extinguishment of debt of $136.8 million for the three and twelve months ended December 31, 2016. Includes FFO of the operating partnership related to a loss on the extinguishment of debt of $121.0 million for the three and twelve months ended December 31, 2015 and FFO related to the gain upon sale of marketable securities of $80.2 million for the twelve months ended December 31, 2015.

(H)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.38 for the three and twelve months ended December 31, 2016. Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.33 for the three and twelve months ended December 31, 2015 and FFO related to the gain upon sale of marketable securities of $0.22 for the twelve months ended December 31, 2015.

(I)
Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $118.3 million for the three and twelve months ended December 31, 2016. Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $103.6 million for the three and twelve months ended December 31, 2015.

(J)
Reconciliation of reported earnings per share to comparable earnings per share and FFO per share to comparable FFO per share:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015	2016	2015
Reported earnings per share	$1.26	$1.27	$5.87	$5.88
Less: Gain upon sale of marketable securities	–	–	–	(0.22)
Less: Non-cash gain on equity method investment	–	–	–	(0.57)
Add: Loss on extinguishment of debt	0.38	0.33	0.38	0.33

Comparable earnings per share	$1.64	$1.60	$6.25	$5.42

Comparable earnings per share growth	2.5%		15.3%

4Q 2016 SUPPLEMENTAL	14

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015	2016	2015
Reported FFO per share	$2.53	$2.40	$10.49	$9.86
Less: Gain upon sale of marketable securities	–	–	–	(0.22)
Add: Loss on extinguishment of debt	0.38	0.33	0.38	0.33

Comparable FFO per share	$2.91	$2.73	$10.87	$9.97

Comparable FFO per share growth	6.6%		9.0%

4Q 2016 SUPPLEMENTAL	15

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2016, we owned or had an interest in 229 properties comprising 190 million square feet in North America, Asia and Europe. Additionally, at December 31, 2016, we had a 20.3% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of December 31, 2016 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2016 SUPPLEMENTAL	16

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	280%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2016 SUPPLEMENTAL	17

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2016	2015	2016	2015
Financial Highlights
Total Revenue - Consolidated Properties	$1,425,966	$1,380,621	$5,435,229	$5,266,103
Consolidated Net Income	$455,602	$459,917	$2,134,706	$2,139,375
Net Income Attributable to Common Stockholders	$394,431	$392,297	$1,835,559	$1,824,383
Basic and Diluted Earnings per Common Share (EPS)	$1.26	$1.27	$5.87	$5.88
Funds from Operations (FFO) of the Operating Partnership	$912,227	$866,464	$3,792,951	$3,571,237
Basic and Diluted FFO per Share (FFOPS)	$2.53	$2.40	$10.49	$9.86
Dividends/Distributions per Share/Unit	$1.65	$1.60	$6.50	$6.05

Stockholders' Equity Information	AS OF DECEMBER 31, 2016	AS OF DECEMBER 31, 2015
Limited Partners' Units Outstanding at end of period	47,276	51,814
Common Shares Outstanding at end of period	313,075	309,421

Total Common Shares and Limited Partnership Units Outstanding at end of period	360,351	361,235

Weighted Average Limited Partnership Units Outstanding	48,836	52,141
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	312,691	310,103

Debt Information
Share of Consolidated Debt	$22,836,945	$22,411,398
Share of Joint Venture Debt	6,743,252	6,692,809

Share of Total Debt	$29,580,197	$29,104,207

Market Capitalization
Common Stock Price at end of period	$177.67	$194.44
Common Equity Capitalization, including Limited Partnership Units	$64,023,503	$70,238,495
Preferred Equity Capitalization, including Limited Partnership Preferred Units	79,204	82,918

Total Equity Market Capitalization	$64,102,707	$70,321,413

Total Market Capitalization - Including Share of Total Debt	$93,682,904	$99,425,620

Debt to Total Market Capitalization	31.6%	29.3%

4Q 2016 SUPPLEMENTAL	18

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2016

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

4Q 2016 SUPPLEMENTAL	19

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		% GROWTH	FOR THE TWELVE MONTHS ENDED DECEMBER 31,		% GROWTH

	2016	2015		2016	2015

Comparable Property NOI (2)	$1,416,412	$1,364,838	3.8%	$5,217,613	$5,037,799	3.6%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	27,952	13,954		175,564	72,766
International Properties (4)	106,763	97,197		398,734	357,351
Our share of NOI from Investments (5)	62,991	52,804		248,705	191,551

Portfolio NOI	$1,614,118	$1,528,793	5.6%	$6,040,616	$5,659,467	6.7%
Corporate and Other NOI Sources (6)	8,808	56,855		171,546	322,275

Total NOI - See reconciliation on following page	$1,622,926	$1,585,648		$6,212,162	$5,981,742

Less: Joint Venture Partners' Share of NOI	275,632	273,056		1,054,221	1,017,519

Our Share of Total NOI	$1,347,294	$1,312,592		$5,157,941	$4,964,223

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre and HBS.
(6)
Includes income components excluded from Portfolio NOI and Comparable NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of marketable securities, Simon management company operations, and our TMLP interests and other assets.

4Q 2016 SUPPLEMENTAL	20

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2016	2015	2016	2015
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$455,602	$459,917	$2,134,706	$2,139,375
Income and other taxes	1,052	6,731	29,678	20,170
Interest expense	209,508	230,896	857,554	923,697
Income from unconsolidated entities	(94,344)	(81,517)	(353,334)	(284,806)
Loss on extinguishment of debt	136,777	120,953	136,777	120,953
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(8,094)	(27,250)	(84,553)	(250,516)

Operating Income	700,501	709,730	2,720,828	2,668,873
Depreciation and amortization	336,717	304,325	1,252,673	1,177,568

NOI of consolidated entities	$1,037,218	$1,014,055	$3,973,501	$3,846,441

Reconciliation of NOI of unconsolidated entities:
Net Income	$227,199	$241,036	$916,383	$822,766
Interest expense	141,473	149,792	585,958	593,187
Gain on sale or disposal of assets and interests in unconsolidated entities	–	(31,397)	(101,051)	(67,176)

Operating Income	368,672	359,431	1,401,290	1,348,777
Depreciation and amortization	154,045	159,358	588,666	594,973

NOI of unconsolidated entities	$522,717	$518,789	$1,989,956	$1,943,750

Add: Our share of NOI from Klépierre and HBS	62,991	52,804	248,705	191,551

Total NOI	$1,622,926	$1,585,648	$6,212,162	$5,981,742

4Q 2016 SUPPLEMENTAL	21

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED DECEMBER 31, 2016	TWELVE MONTHS ENDED DECEMBER 31, 2016
FFO of the Operating Partnership	$912,227	$3,792,951
Non-cash impacts to FFO (1)	9,585	12,941

FFO of the Operating Partnership excluding non-cash impacts	921,812	3,805,892
Tenant allowances	(30,213)	(131,185)
Operational capital expenditures	(56,134)	(143,881)

Funds available for distribution	$835,465	$3,530,826

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2016	TWELVE MONTHS ENDED DECEMBER 31, 2016
Deductions:
Straight-line rent	$(12,560)	$(56,837)
Fair value of debt amortization	(5,122)	(18,986)
Fair market value of lease amortization	(2,267)	(9,567)
Additions:
Stock based compensation expense	18,273	56,407
Mortgage, financing fee and terminated swap amortization expense	11,261	41,924

	$9,585	$12,941

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO per share, comparable earnings per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 20-22 and in the Earnings Release for the latest period.

4Q 2016 SUPPLEMENTAL	22

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2016	2015	2016	2015
Consolidated Properties
Other Income
Interest and dividend income	$4,429	$10,191	$22,893	$27,174
Lease settlement income	5,697	2,623	22,997	47,991
Gains on land sales	9,052	1,153	14,100	6,479
Realized gains on sale of marketable securities	–	–	–	80,187
Other (1)	58,380	50,894	216,554	163,766

Totals	$77,558	$64,861	$276,544	$325,597

Other Expense
Ground leases	$10,014	$10,100	$39,156	$39,033
Professional fees and other	40,081	18,712	77,817	63,803

Totals	$50,095	$28,812	$116,973	$102,836

Capitalized Interest	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2016	2015	2016	2015
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$5,734	$8,006	$31,244	$32,637
Our Share of Joint Venture Properties	$678	$748	$2,711	$3,164
(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments and other miscellaneous income items.

4Q 2016 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF DECEMBER 31,

	2016	2015
Total Number of Properties	175	179
Total Square Footage of Properties (in millions)	152.0	153.3
Ending Occupancy (1):
Consolidated Assets	97.1%	96.4%
Unconsolidated Assets	95.8%	95.3%
Total Portfolio	96.8%	96.1%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$600	$607
Unconsolidated Assets	$660	$665
Total Portfolio	$614	$620
Base Minimum Rent PSF (3):
Consolidated Assets	$49.94	$47.39
Unconsolidated Assets	$56.19	$53.64
Total Portfolio	$51.59	$48.96

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
12/31/16	8,168,101	$69.20	$61.38	$7.82	12.7%
12/31/15	8,727,077	$72.41	$59.44	$12.97	21.8%
Occupancy Cost as a Percentage of Sales (5):
12/31/16	13.1%
12/31/15	12.3%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets for 2016.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces, including spaces greater than 10,000 square feet except for mall anchors, mall majors, mall freestanding and mall outlets. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

4Q 2016 SUPPLEMENTAL	24

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF DECEMBER 31,

	2016	2015
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.1	20.9
Ending Occupancy (1)	98.4%	98.5%
Total Sales PSF (2)	$565	$568
Base Minimum Rent PSF (3)	$29.07	$27.14
Leasing Spread PSF (4)	$13.06	$13.17
Leasing Spread (Percentage Change) (4)	25.3%	29.1%

International Properties
Premium Outlets
Total Number of Properties	16	16
Total Square Footage of Properties (in millions)	5.9	5.9
Designer Outlets
Total Number of Properties	7	6
Total Square Footage of Properties (in millions)	1.5	1.3
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.5%	99.8%
Total Sales PSF	¥ 99,971	¥ 101,574
Base Minimum Rent PSF	¥ 5,037	¥ 4,967
(1)
See footnote 1 on page 24 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 24 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 24 for definition.
(4)
See footnote 4 on page 24 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

4Q 2016 SUPPLEMENTAL	25

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF at 12/31/16	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	504	1,401,156	$50.45	1.3%
2017	2,270	7,085,182	$49.34	6.5%
2018	2,574	9,093,574	$49.37	8.3%
2019	2,107	7,892,781	$48.70	7.2%
2020	1,699	6,129,511	$51.09	5.8%
2021	1,913	7,527,352	$48.72	6.9%
2022	1,605	6,326,876	$49.91	5.9%
2023	1,706	6,472,119	$55.56	6.8%
2024	1,501	5,824,708	$57.64	6.3%
2025	1,503	5,569,706	$61.59	6.4%
2026	1,311	4,700,832	$58.24	5.1%
2027 and Thereafter	514	2,840,813	$47.18	2.6%
Specialty Leasing Agreements w/ terms in excess of 12 months	955	2,517,423	$18.63	0.9%

Anchors
2017	5	440,481	$5.55	0.0%
2018	14	1,830,469	$4.95	0.2%
2019	19	2,179,119	$4.94	0.2%
2020	24	2,940,472	$4.67	0.3%
2021	13	1,505,184	$4.72	0.1%
2022	17	2,347,303	$6.13	0.2%
2023	9	1,264,489	$8.82	0.2%
2024	11	659,968	$11.82	0.1%
2025	17	1,977,065	$8.58	0.3%
2026	5	486,695	$8.66	0.1%
2027 and Thereafter	24	3,100,963	$5.03	0.3%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2016 consolidated and joint venture combined base rental revenue.

4Q 2016 SUPPLEMENTAL	26

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	356	3,608	2.0%	3.4%
L Brands, Inc.	297	1,832	1.0%	2.1%
Ascena Retail Group Inc	472	2,644	1.5%	2.0%
Signet Jewelers, Ltd.	410	605	0.3%	1.6%
PVH Corporation	232	1,427	0.8%	1.5%
Abercrombie & Fitch Co.	170	1,207	0.7%	1.3%
VF Corporation	258	1,295	0.7%	1.3%
Forever 21, Inc.	81	1,318	0.7%	1.3%
Foot Locker, Inc.	254	1,089	0.6%	1.2%
Luxottica Group SPA	387	704	0.4%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties)  (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	121	23,134	12.7%	0.4%
Sears Holdings Corporation (2)	70	11,684	6.4%	0.4%
J.C. Penney Co., Inc.	69	11,282	6.2%	0.3%
Dillard's, Inc.	38	6,839	3.8%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	15	2,020	1.1%	0.1%
Dick's Sporting Goods, Inc.	28	1,892	1.0%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	11	1,365	0.7%	*
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	6	895	0.5%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Macy's Backstage, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 10 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

4Q 2016 SUPPLEMENTAL	27

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$102,794	$547,974	$264,509
Redevelopment projects with incremental square footage and/or anchor replacement	283,939	187,402	90,981
Redevelopment projects with no incremental square footage	122,053	88,862	41,304

Subtotal new development and redevelopment projects	508,786	824,238	396,794
Tenant allowances	109,249	47,180	21,936
Operational capital expenditures at properties:
CAM expenditures (1)	73,691	45,656	21,708
Non-CAM expenditures	13,112	104,502	35,370

Totals	$704,838	$1,021,576	$475,808

Conversion from accrual to cash basis	93,627	43,887	20,440

Capital Expenditures for the Twelve Months Ended 12/31/16 (2)	$798,465	$1,065,463	$496,248

Capital Expenditures for the Twelve Months Ended 12/31/15 (2)	$1,020,924	$1,159,657	$475,838

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2016 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2016
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
New Developments	$283	$255	$115	7%	$186	$84
Redevelopments	$1,043	$1,004	$672	7%	$615	$396

Premium Outlets
New Developments	$685	$651	$391	10%	$305	$196
Redevelopments	$486	$456	$351	9%	$268	$239
The Mills
Redevelopments	$169	$103	$89	5%	$66	$55
Totals	$2,666	$2,469	$1,618	8%	$1,440	$970

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

4Q 2016 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2016

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - New Developments
The Shops at Clearfork - Fort Worth, TX	545,000 SF retail/office development	9/17	45%

Malls - Redevelopments
Barton Creek Square - Austin, TX	AMC Theatre redevelopment	1/17	100%
Phipps Plaza - Atlanta, GA	319 residential units	1/17	50%
Copley Place - Boston, MA	Southwest corridor redevelopment	3/17	94%
Galleria, The - Houston, TX	The Webster (opened 1/16) and Yauatcha Restaurant (3/17)	3/17	50%
Forum Shops at Caesars, The - Las Vegas, NV	Redevelopment	4/17	100%
Westchester, The - White Plains (New York), NY	Redevelopment (opened 12/16) including dining pavilion (4/17)	4/17	40%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Dick's Sporting Goods and 9,000 SF small shops	5/17	50%
Galleria, The - Houston, TX	Relocation of Saks Fifth Avenue (opened 4/16), redevelopment (opened 4/16) and 105,000 SF small shop and restaurant expansion (6/17)	6/17	50%
King of Prussia - King of Prussia (Philadelphia), PA	True Food Kitchen	6/17	100%
Smith Haven Mall - Lake Grove (New York), NY	L.L. Bean	6/17	25%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment of the Saks building to include an AMC Theatre	8/17	100%
Copley Place - Boston, MA	Redevelopment	9/17	94%
College Mall - Bloomington, IN	Redevelopment including the addition of 365 by Whole Foods, Ulta and small shops	10/17	100%
Ingram Park Mall - San Antonio, TX	Redevelopment	10/17	100%
La Plaza Mall - McAllen, TX	Redevelopment and 221,000 SF expansion	10/17	100%
Tacoma Mall - Tacoma (Seattle), WA	Dick's Sporting Goods	10/17	100%
Florida Mall, The - Orlando, FL	Redevelopment (5/17) including the transition of the Saks building to an indoor/outdoor dining pavilion (opened 6/15) and small shops (11/17) in the former food court	11/17	50%
Lakeline Mall - Cedar Park (Austin), TX	AMC Theatre	11/17	100%
Aventura Mall - Miami Beach (Miami), FL	175,000 SF expansion	3/18	33%

Premium Outlets - New Developments
Genting Highlands Premium Outlets - Kuala Lumpur, Malaysia	274,000 SF upscale Premium Outlet Center	5/17	50%

4Q 2016 SUPPLEMENTAL	30

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2016

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Siheung Premium Outlets - Siheung (Seoul), South Korea	399,000 SF upscale Premium Outlet Center	5/17	50%
Norfolk Premium Outlets - Norfolk, VA	332,000 SF upscale Premium Outlet Center	6/17	65%
Premium Outlet Collection Edmonton IA - Edmonton, Canada	428,000 SF upscale Premium Outlet Center	10/17	50%

Designer Outlets - New Developments
Provence Designer Outlet - Miramas, France	269,000 SF Designer Outlet Center	4/17	90%

Premium Outlets - Redevelopments
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	7/17	100%
Allen Premium Outlets - Allen (Dallas), TX	Redevelopment and 123,000 SF expansion	8/17	100%
Toronto Premium Outlets - Toronto, Ontario, Canada	Redevelopment and 145,000 SF expansion (11/18) and addition of parking deck (11/17)	11/18	50%

Designer Outlets - Redevelopments
Roermond Designer Outlet - Roermond, Holland	125,000 SF Phase IV expansion	4/17	29%
Roermond Designer Outlet - Roermond, Holland	Tower 2 parking addition	4/17	38%

The Mills - Redevelopments
Gurnee Mills - Gurnee (Chicago), IL	Floor & Décor	1/17	100%
Grapevine Mills - Grapevine (Dallas), TX	Fieldhouse USA	2/17	59%
Sawgrass Mills - Sunrise (Miami), FL	Redevelopment	2/17	100%
Concord Mills - Concord (Charlotte), NC	AMC Theatre redevelopment	3/17	59%
Great Mall - Milpitas (San Jose), CA	Dick's Sporting Goods	3/17	100%
Katy Mills - Katy (Houston), TX	AMC Theatre redevelopment	3/17	63%
Sawgrass Mills - Sunrise (Miami), FL	Matchbox Restaurant	3/17	100%
Colorado Mills - Lakewood (Denver), CO	Dick's Sporting Goods	4/17	38%
Opry Mills - Nashville, TN	Madame Tussauds	4/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Dick's Sporting Goods	4/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Texas de Brazil (2/17) and Yard House (5/17)	5/17	100%
Concord Mills - Concord (Charlotte), NC	Redevelopment	6/17	59%
Great Mall - Milpitas (San Jose), CA	Redevelopment	9/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Addition of parking deck #1 (opened 9/16) and parking deck #2 (8/19)	8/19	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

4Q 2016 SUPPLEMENTAL	31

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during 2016
Arizona Mills - Tempe (Phoenix), AZ	Mills	Legoland	Sports Authority (1)
Burlington Mall - Burlington (Boston), MA	Mall	Arhaus Furniture	Rainforest Café
		Primark	Sears (2)
Chicago Premium Outlets - Aurora (Chicago), IL	Premium Outlets	Restoration Hardware	N/A
Coddingtown Mall - Santa Rosa, CA	Mall	Nordstrom Rack	N/A
Columbia Center - Kennewick, WA	Mall	Home Goods	N/A
Concord Mills - Concord (Charlotte), NC	Mills	H&M	Saks Fifth Avenue OFF 5TH
Cordova Mall - Pensacola, FL	Mall	B.J.'s Restaurant & Brewhouse	N/A
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Brio Tuscan Grille	N/A
Domain, The - Austin, TX	Mall	Grand Lux Café	Jasper's Restaurant
Fashion Centre at Pentagon, The - Arlington (Washington, DC), VA	Mall	Shake Shack	N/A
		Zara	N/A
		Matchbox Restaurant	N/A
Galleria, The - Houston, TX	Mall	The Webster	N/A
		Saks Fifth Avenue (1)	N/A
		Shake Shack	Gregory's
Grapevine Mills - Grapevine (Dallas), TX	Mills	Round 1 Entertainment	Polar Ice House
Haywood Mall - Greenville, SC	Mall	The Cheesecake Factory	Panera Bread (1)
Independence Center - Independence (Kansas City), MO	Mall	Dick's Sporting Goods	N/A
Ingram Park Mall - San Antonio, TX	Mall	Macy's Backstage (3)	Macy's (3)
Mall of Georgia - Buford (Atlanta), GA	Mall	Von Maur	Nordstrom
Meadowood Mall - Reno, NV	Mall	Dick's Sporting Goods	N/A
Midland Park Mall - Midland, TX	Mall	Bubba's 33	N/A
Montgomery Mall - North Wales (Philadelphia), PA	Mall	Macy's Backstage (3)	Macy's (3)
Ontario Mills - Ontario (Riverside), CA	Mills	Restoration Hardware Outlet	Bed Bath & Beyond
		Ulta	Cost Plus World Market
		Uniqlo	JC Five Star
Outlets at Orange, The - Orange (Los Angeles), CA	Mills	Bloomingdale's Outlet	N/A

4Q 2016 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Penn Square - Oklahoma City, OK	Mall	Texas de Brazil	Cantina Laredo
Potomac Mills - Woodbridge (Washington, DC), VA	Mills	Matchbox Restaurant	N/A
Rockaway Townsquare - Rockaway (New York), NJ	Mall	Macy's Backstage (3)	Macy's (3)
		Raymour & Flanigan	Sears (2)
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Century 21 Department Store	VF Outlet
Shops at Nanuet, The - Nanuet, NY	Mall	Macy's Backstage (3)	Macy's (3)
South Hills Village - Pittsburgh, PA	Mall	B.J.'s Restaurant & Brewhouse	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	The Cheesecake Factory	Coldwater Creek/Sleep Number (1)
Tucson Premium Outlets - Marana (Tucson), AZ	Premium Outlets	Saks Fifth Avenue OFF 5TH	N/A
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Cobb 10 Luxury Theatre	N/A
Woodland Hills Mall - Tulsa, OK	Mall	Texas de Brazil	N/A

Openings Projected for 2017
Coddingtown Mall - Santa Rosa, CA	Mall	Crunch Fitness	Beverly's Crafts
College Mall - Bloomington, IN	Mall	Ulta	Sears
		365 by Whole Foods	Sears
		B.J.'s Restaurant & Brewhouse	N/A
Colorado Mills - Lakewood (Denver), CO	Mills	Dick's Sporting Goods	Sports Authority
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dick's Sporting Goods	Macy's Home Store
		EMC Seafood	N/A
Galleria, The - Houston, TX	Mall	Fig & Olive	Saks Fifth Avenue (1)
		Nobu	Saks Fifth Avenue (1)
		Yauatcha Restaurant	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Fieldhouse USA	JC Penney Outlet
Great Mall - Milpitas (San Jose), CA	Mills	Dick's Sporting Goods	Sports Authority
Gurnee Mills - Gurnee (Chicago), IL	Mills	Floor & Décor	Shoppers World

4Q 2016 SUPPLEMENTAL	33

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Outback Steakhouse	Sears
		True Food Kitchen	N/A
		Yard House	Sears
Lakeline Mall - Cedar Park (Austin), TX	Mall	AMC Theatre	Regal Cinema
Ontario Mills - Ontario (Riverside), CA	Mills	Skechers Superstore	Neiman Marcus Last Call
Opry Mills - Nashville, TN	Mills	Madame Tussauds	Barnes & Noble
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
Ross Park Mall - Pittsburgh, PA	Mall	Restoration Hardware	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Dick's Sporting Goods	Sports Authority
		H&M	TJMaxx
		Matchbox Restaurant	N/A
		Texas de Brazil	N/A
		Yard House	N/A
Shops at Riverside, The - Hackensack (New York), NJ	Mall	AMC Theatre	Saks Fifth Avenue
Smith Haven Mall - Lake Grove (New York), NY	Mall	L.L. Bean	N/A
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
Southridge Mall - Greendale (Milwaukee), WI	Mall	Marcus Cinema	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	Dick's Sporting Goods	Forever 21 (1)

Openings Projected for 2018 and Beyond
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dave & Buster's	N/A
		Marshalls	N/A
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Cinemark Theatre	N/A
(1)
Tenant has an existing store at this center but will relocate to a new location.
(2)
Tenant to remain in a portion of its existing space.
(3)
Tenant to operate within the current open and operating Macy's store.

4Q 2016 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2015 through December 31, 2016

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2015	309,420,569	51,814,235
Activity During the First Nine Months of 2016:
Exchange of Limited Partnership Units for Common Stock	4,770,419	(4,770,419)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(21,041)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	67,570	482,779

Number Outstanding at September 30, 2016	314,237,517	47,526,595

Fourth Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	250,500	(250,500)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	(4,246)	–
Repurchase of Simon Property Group Common Stock in open market	(1,409,197)	–

Number Outstanding at December 31, 2016	313,074,574	47,276,095

Number of Limited Partnership Units and Common Shares at December 31, 2016	360,350,669

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2016
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2016 was $67.34 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2016 SUPPLEMENTAL	35

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
33.1%
34.8%
29.0%
29.3%
31.6%
2012
2013
2014
2015
2016

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
15.6%
16.7%
13.4%
13.3%
14.0%
2012
2013
2014
2015
2016

FIXED CHARGE COVERAGE

5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
2.8
3.1
3.4
3.8
4.5
5.0
2012
2013
2014 (1) (2)
2015 (3)
2016 (4)

SHARE OF NET DEBT TO SHARE OF NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
6.1
5.7
5.4
5.6
5.6
2012
2013
2014 (1)
2015
2016

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
51%
53%
58%
61%
62%
2012
2013
2014 (1) (2)
2015 (3)
2016 (4)

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.10%
4.90%
4.70%
4.50%
4.30%
4.10%
3.90%
3.70%
3.50%
7.5
6.5
5.5
4.5
3.5
5.01%
4.78%
4.39%
3.91%
3.53%
5.9
5.5
6.1
5.9
7.0
Interest Rate
Years to Maturity
2012
2013
2014
2015
2016

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a $0.38 per share charge for loss on extinguishment of debt.

4Q 2016 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of December 31, 2016
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,870,880	$5,759,310	4.15%	7.0
Variable Rate Debt	593,345	564,209	2.10%	2.8

Total Mortgage Debt	6,464,225	6,323,519	3.97%	6.7
Unsecured Debt
Fixed Rate	15,365,061	15,365,061	3.37%	8.2
Supplemental Credit Facility - USD Currency	125,000	125,000	1.57%	3.5
Supplemental Credit Facility - Yen Currency	191,499	191,499	0.80%	0.0

Total Revolving Credit Facilities	316,499	316,499	1.10%	3.5
Global Commercial Paper - USD	874,350	874,350	0.83%	0.5
Global Commercial Paper - Euro	79,315	79,315	–0.25%	0.0

Total Unsecured Debt	16,635,225	16,635,225	3.17%	7.6
Premium	21,916	21,916
Discount	(46,426)	(46,426)
Debt Issue Costs	(97,836)	(97,289)

Consolidated Mortgages and Unsecured Indebtedness (1)	$22,977,104	$22,836,945	3.39%	7.4

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$12,081,045	$5,796,666	4.27%	6.4
Variable Rate Debt	1,779,651	809,430	2.30%	2.9
TMLP Debt (2)	434,658	163,836	–	–

Total Mortgage Debt	14,295,354	6,769,932	4.03%	6.0
Premium	3,337	1,667
Discount	–	–
Debt Issue Costs	(61,115)	(28,347)

Joint Venture Mortgages and Other Indebtedness (1)	$14,237,576	$6,743,252	4.03%	6.0

Our Share of Total Indebtedness		$29,580,197	3.53%	7.0

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.2%	$21,972,176	3.46%	7.5
Variable	3.8%	864,769	1.74%	3.0

	100.0%	22,836,945	3.39%	7.4
Joint Venture
Fixed	88.1%	$5,937,973	4.27%	6.4
Variable	11.9%	805,279	2.30%	2.6

	100.0%	6,743,252	4.03%	6.0

Total Debt		$29,580,197

Total Fixed Debt	94.4%	$27,910,149	3.63%	7.3

Total Variable Debt	5.6%	$1,670,048	2.01%	2.8

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

4Q 2016 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2016
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2017	1,553,665	1.29%	668,579	3.81%	266,419	4.79%	2,488,663	2.24%
2018	750,000	1.50%	51,675	–	147,441	2.04%	949,116	1.56%
2019	600,000	2.20%	136,508	7.79%	349,915	2.13%	1,086,423	2.77%
2020	2,859,647	3.69%	685,172	4.11%	1,291,983	3.84%	4,836,802	3.79%
2021	2,150,000	3.81%	565,534	3.99%	906,691	4.47%	3,622,225	4.01%
2022	1,943,148	2.27%	658,538	3.75%	707,034	4.07%	3,308,720	2.98%
2023	500,000	2.75%	756,537	3.83%	419,950	3.38%	1,676,487	3.41%
2024	1,500,000	3.53%	105,374	4.57%	1,074,276	4.76%	2,679,650	4.07%
2025	1,128,765	2.45%	577,596	4.31%	747,021	3.68%	2,453,382	3.26%
2026	1,550,000	3.28%	2,065,780	3.89%	843,108	3.76%	4,458,888	3.66%
2027	–	–	5,813	1.13%	558	–	6,371	1.13%
Thereafter	2,100,000	5.10%	46,413	3.85%	15,536	4.46%	2,161,949	5.06%

Face Amounts of Indebtedness	$16,635,225	3.17%	$6,323,519	3.97%	$6,769,932	4.03%	$29,728,676	3.53%
Premiums (Discounts) on Indebtedness, Net	(46,426)		21,916		1,667		(22,843)
Debt Issue Costs	(81,180)		(16,109)		(28,347)		(125,636)

Our Share of Total Indebtedness	$16,507,619		$6,329,326		$6,743,252		$29,580,197

4Q 2016 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,103	(2)
2.	Auburn Mall	MA	Auburn	56.4%		585,707	09/01/20		6.02%	Fixed	38,484	21,694
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,087,694	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20	(8)	2.72%	Variable	96,046	32,012
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,428	02/06/23		3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,429,503	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,201,327	09/01/22		3.95%	Fixed	122,131	122,131
7.	Bay Park Square	WI	Green Bay	100.0%		711,918	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,447	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		980,224	09/01/26		3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,015
11.	Broadway Square	TX	Tyler	100.0%		628,796	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,313,125	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		728,380	03/06/21		5.75%	Fixed	92,072	51,901
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,812	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,292	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,363	10/01/26		3.95%	Fixed	190,000	95,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		822,133	07/28/21	(8)	2.42%	Variable	10,650	10,650
18.	College Mall	IN	Bloomington	100.0%		537,064	(2)
19.	Columbia Center	WA	Kennewick	100.0%		795,305	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,255,797	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,891	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		928,709	(2)
23.	Crystal Mall	CT	Waterford	78.2%		782,786	06/06/22		4.46%	Fixed	91,179	71,288
24.	Dadeland Mall	FL	Miami	50.0%		1,498,485	12/05/21		4.50%	Fixed	427,206	213,603
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,371,068	01/20/20	(8)	2.27%	Variable	510,000	255,000
26.	Domain, The	TX	Austin	100.0%		1,234,352	08/01/21		5.44%	Fixed	191,842	191,842
27.	Dover Mall	DE	Dover	68.1%		928,194	08/06/21		5.57%	Fixed	86,928	59,189
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,435	08/11/22		4.71%	Fixed	106,980	60,305
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,718	12/01/25		4.31%	Fixed	190,000	190,000
30.	Falls, The	FL	Miami	50.0%		838,459	09/01/26		3.45%	Fixed	150,000	75,000
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,038,547	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,587	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,720,533	01/04/21		4.30%	Fixed	449,389	224,694
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,347	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,699,571	09/05/20		5.25%	Fixed	336,915	168,457
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		677,138	(2)
37.	Galleria, The	TX	Houston	50.4%		1,926,563	03/01/25		3.55%	Fixed	1,200,000	604,440

4Q 2016 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,287,869	(2)
39.	Haywood Mall	SC	Greenville	100.0%		1,237,350	(2)
40.	Independence Center	MO	Independence (Kansas City)	100.0%		881,980	07/10/17	5.94%	Fixed	200,000	200,000
41.	Ingram Park Mall	TX	San Antonio	100.0%		1,120,444	06/01/21	5.38%	Fixed	133,092	133,092
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,651,631	(2)
43.	La Plaza Mall	TX	McAllen	100.0%		1,089,619	(2)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,799	(2)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,180,840	07/05/20	5.88%	Fixed	126,700	63,350
46.	Lenox Square	GA	Atlanta	100.0%		1,558,678	(2)
47.	Livingston Mall	NJ	Livingston (New York)	100.0%		978,034	(2)
48.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,171	06/01/26	4.04%	Fixed	262,000	73,845
49.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,123,036	05/01/23	3.56%	Fixed	123,490	61,745
50.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,824,672	(2)
51.	Mall of New Hampshire, The	NH	Manchester	56.4%		812,213	07/01/25	4.11%	Fixed	150,000	84,555
52.	McCain Mall	AR	N. Little Rock	100.0%		793,736	(2)
53.	Meadowood Mall	NV	Reno	50.0%		899,798	11/06/21	5.82%	Fixed	116,492	58,246
54.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,333,989	(2)
55.	Miami International Mall	FL	Miami	47.8%		1,082,555	02/06/24	4.42%	Fixed	160,000	76,442
56.	Midland Park Mall	TX	Midland	100.0%		629,654	09/06/22	4.35%	Fixed	78,807	78,807
57.	Miller Hill Mall	MN	Duluth	100.0%		831,911	(2)
58.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,755	05/01/24	4.57%	Fixed	100,000	79,351
59.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,350	(2)
60.	Northgate Mall	WA	Seattle	100.0%		1,045,838	(2)
61.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,350	07/05/23	3.30%	Fixed	255,579	144,071
62.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,525	(2)
63.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,094	(2)
64.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,336,364	12/07/20	4.77%	Fixed	63,931	54,687
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,630	01/01/26	3.84%	Fixed	310,000	292,938
66.	Pheasant Lane Mall	NH	Nashua		(10)	979,426	(2)
67.	Phipps Plaza	GA	Atlanta	100.0%		823,053	(2)
68.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,121	09/30/17	2.12%	Variable	225,000	225,000
69.	Prien Lake Mall	LA	Lake Charles	100.0%		848,263	(2)
70.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,542	05/01/26	4.50%	Fixed	180,000	90,000
71.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,741	(2)
72.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,366,692	(2)
73.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,681	(2)
74.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,026	(2)
75.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,094	11/01/23	4.69%	Fixed	120,000	113,328

4Q 2016 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
76.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,354	07/01/26		3.74%	Fixed	550,000	275,000
77.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,249,749	02/01/23		3.61%	Fixed	295,000	150,450
78.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
79.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		658,261	02/01/23		3.37%	Fixed	130,000	130,000
80.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,301,459	05/29/20	(8)	1.97%	Variable	180,000	45,000
81.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,472	11/01/22		4.01%	Fixed	101,685	57,320
82.	South Hills Village	PA	Pittsburgh	100.0%		1,128,403	(2)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,586,446	(2)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,297,608	04/01/23		3.84%	Fixed	150,206	150,206
85.	SouthPark	NC	Charlotte	100.0%		1,676,223	(2)
86.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,177,783	06/06/23		3.85%	Fixed	121,703	121,703
87.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,582	10/06/25		4.45%	Fixed	63,818	31,909
88.	Square One Mall	MA	Saugus (Boston)	56.4%		929,844	01/06/22		5.47%	Fixed	93,007	52,429
89.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,418	(2)
90.	St. Johns Town Center	FL	Jacksonville	50.0%		1,391,569	09/11/24		3.82%	Fixed	350,000	175,000
91.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,347,935	(2)
92.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,290	09/05/26		3.50%	Fixed	330,000	164,670
93.	Summit Mall	OH	Akron	100.0%		776,821	10/01/26		3.31%	Fixed	85,000	85,000
94.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,313,089	(2)
95.	Tippecanoe Mall	IN	Lafayette	100.0%		862,740	(2)
96.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,660	(2)
97.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,436	05/01/22		4.76%	Fixed	191,885	191,885
98.	Towne East Square	KS	Wichita	100.0%		1,134,931	(2)
99.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,257	(2)
100.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,149,639	(2)
101.	University Park Mall	IN	Mishawaka	100.0%		918,559	(2)
102.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,089,350	(2)
103.	West Town Mall	TN	Knoxville	50.0%		1,341,519	12/01/17		6.34%	Fixed	210,000	105,000
104.	Westchester, The	NY	White Plains (New York)	40.0%		800,564	05/05/20		6.00%	Fixed	338,942	135,577
105.	White Oaks Mall	IL	Springfield	80.7%		928,772	06/01/23	(8)	3.52%	Variable	51,500	41,549
106.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,658	11/01/26		4.15%	Fixed	164,555	155,498
107.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,150,557	03/05/24		4.50%	Fixed	425,000	212,500
108.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,482	04/05/19		7.79%	Fixed	88,943	84,022

	Total Mall Square Footage					122,204,698

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,026	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22		4.81%	Fixed	81,840	40,920
3.	Pier Park	FL	Panama City Beach	65.6%		895,974	(2)
4.	University Park Village	TX	Fort Worth	100.0%		160,130	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,959,026

4Q 2016 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,562	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,800	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,309	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	680,782	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,250	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,404	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,851	12/01/22		3.36%	Fixed	46,338	46,338
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,697	11/24/19	(8)	2.22%	Variable	90,000	45,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,615	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,717	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,984	11/20/20	(8)	2.37%	Variable	118,194	78,008
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,163	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	651,433	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,734	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,584	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,522	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,093	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,657	06/19/19	(8)	2.17%	Variable	83,925	41,962
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,175	04/01/23		3.66%	Fixed	118,388	118,388
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,219	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,036	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,046	02/06/26		4.26%	Fixed	77,000	77,000
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,852	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,493	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,400	(2)
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,169	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	553,994	(2)
29.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,085	(2)
30.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,407	(2)
31.	Lee Premium Outlets	MA	Lee	100.0%	224,833	06/01/26	(15)	4.17%	Fixed	53,491	53,491
32.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,217	(2)
33.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,731	(2)
34.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	126,534	126,534
35.	Napa Premium Outlets	CA	Napa	100.0%	179,175	(2)
36.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
37.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,549	(2)
38.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,615	(2)
39.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,906	(2)

4Q 2016 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,781	(2)
41.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
42.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,498	(2)
43.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	09/01/26	(17)	3.33%	Fixed	36,823	36,823
44.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,689	(2)
45.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,968	09/30/17		2.12%	Variable	125,000	125,000
46.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,570	09/01/26	(17)	3.33%	Fixed	64,689	64,689
47.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
48.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,670	(2)
49.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,967	(2)
50.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,717	(2)
51.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,822	(2)
52.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,194	06/01/22		3.93%	Fixed	100,000	50,000
53.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,592	(2)
54.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,513	10/06/24		4.06%	Fixed	95,000	57,000
55.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	454,226	(2)
56.	Tanger Outlets - Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,303	11/28/21	(8)	2.42%	Variable	85,000	42,500
57.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	2.27%	Variable	65,000	32,500
58.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,605	12/01/22		3.41%	Fixed	112,647	112,647
59.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,432	(2)
60.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,936	11/06/24		4.32%	Fixed	115,000	40,250
61.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,118	(2)
62.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,139	(2)
63.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,823	(2)
64.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,237	02/06/26		4.23%	Fixed	185,000	185,000
65.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,743	(2)
66.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	893,066	(2)
67.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,093	(2)

	Total U.S. Premium Outlet Square Footage				29,774,370

4Q 2016 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,238,193	07/01/20		5.76%	Fixed	158,966	158,966
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,663,107	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,411,627	11/01/24		4.28%	Fixed	136,000	51,000
							07/01/21		5.04%	Fixed	26,995	10,123
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,361,944	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,387	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,366,123	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,954	10/01/26		3.99%	Fixed	273,866	273,866
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,789,929	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,326	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,432,928	03/05/22		4.25%	Fixed	319,603	159,801
11.	Opry Mills	TN	Nashville	100.0%		1,168,354	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		866,948	04/01/24		4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,539,974	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,260,610	(2)

	Total The Mills Square Footage					21,121,404

	Other Properties
	Bangor Mall, Calhoun Marketplace, Circle Centre, Florida Keys Outlet Center, Gaffney Marketplace, Lebanon Marketplace, Liberty Tree Mall, Liberty Village Marketplace, Lincoln Plaza, Osage Beach Marketplace, Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			679,688	326,951

	Total Other Properties Square Footage					7,220,362

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					182,279,860

4Q 2016 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	97,293	87,564

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,800	09/10/17	(23)	2.24%	Variable	80,649	40,324
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	06/01/22	(23)	3.11%	Fixed	126,130	63,065
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/18	(8)(14)	2.79%	Variable	76,716	34,522

	Subtotal Canada Square Footage				966,200
	GERMANY
5.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	46,457	32,752

	Subtotal Germany Square Footage				191,500
	ITALY
6.	La Reggia Designer Outlet Phases 1 & 2	Marcianise (Naples)		90.0%	288,000	03/31/27	(20)	1.13%	Variable	56,798	51,119
7.	Noventa Di Piave Designer Outlet Phases 1, 2 & 3	Venice		90.0%	323,700	06/30/20	(20)	1.68%	Variable	90,947	81,852

	Subtotal Italy Square Footage				611,700
	JAPAN
8.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.81%	Fixed	60,633	24,253
9.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.27%	Variable	6,773	2,709
10.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.34%	Variable	30,912	12,365
11.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/17	(25)	0.29%	Variable	10,321	4,128
12.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.32%	Variable	2,194	877
13.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.30%	Variable	6,537	2,615
14.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.26%	Variable	31,308	12,523
						05/29/22	(25)	0.38%	Fixed	43,004	17,202
15.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.81%	Variable	5,352	2,141
						11/30/19	(25)	0.38%	Fixed	25,803	10,321
16.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.29%	Variable	14,019	5,608

	Subtotal Japan Square Footage				3,233,000

4Q 2016 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
17.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/22	(26)	3.72%	Fixed	66,954	33,477
						02/13/17	(26)	3.52%	Variable	30,283	15,141
18.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	03/27/20	(26)	3.79%	Fixed	67,536	33,768
19.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/06/20	(26)	4.10%	Fixed	69,779	34,888

	Subtotal South Korea Square Footage				1,354,700
	MALAYSIA
20.	Johor Premium Outlets	Johor (Singapore)		50.0%	264,400	10/14/20	(27)	4.98%	Variable	10,873	5,437

	Subtotal Malaysia Square Footage				264,400
	MEXICO
21.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)

	Subtotal Mexico Square Footage				333,000
	NETHERLANDS
22.	Roermond Designer Outlet Phases 2 & 3	Roermond		90.0%	173,000	12/18/21	(20)	1.88%	Fixed	243,232	218,908

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
23.	Ashford Designer Outlet	Kent		45.0%	183,000	01/31/17	(5)	3.02%	Variable	49,151	22,118

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(28)				7,428,500

	TOTAL SQUARE FOOTAGE				189,708,360

	Other Secured Indebtedness:						(13)			363,781	190,695

	TOTAL SECURED INDEBTEDNESS										$13,093,451	(6)

	Our Share of Consolidated Mortgage Debt										$6,323,519

	Our Share of Joint Venture Mortgage Debt										$6,769,932

4Q 2016 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000'S) TOTAL
Global Commercial Paper - Euro	01/11/17	(12)	–0.25%	Fixed	79,315
Global Commercial Paper - USD	06/16/17	(12)	0.83%	Fixed	874,350
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Supplemental Credit Facility - Yen Currency	06/30/20	(8)(19)	0.80%	Variable	191,499
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Supplemental Credit Facility - USD Currency	06/30/20	(8)	1.57%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	793,148
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	793,148
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	528,765
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,635,225	(18)

4Q 2016 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of December 31, 2016

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2016: 1M LIBOR at .77%; 1M EUR LIBOR at -.38%; 1M EURIBOR at -.37%; 3M EURIBOR at
-.32%; 6M EURIBOR at -.22%; 1M YEN LIBOR at -.08%; 6M YEN LIBOR at .01%; 1M CDOR at .94%; KLIBOR at 3.17% and 91 Day Korean CD rate at 1.52%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD Equivalent; GBP equivalent is 40.0 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $400.5 million of payment guarantees provided by the Operating Partnership (of which $87.3 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at December 31, 2016.
(13)
Consists of nine loans with interest rates ranging from 2.24% to 6.53% and maturities between 2017 and 2035.
(14)
Amount shown in USD Equivalent; CAD equivalent is 103.4 million.
(15)
These three properties (which includes Calhoun Premium Outlets and Gaffney Premium Outlets) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD Equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD Equivalent; Euro equivalent is 505.6 million.
(21)
Consists of eight encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2017 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD Equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD Equivalent; CAD equivalent is 278.7 million.
(24)
Includes office space of 1,851,241 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Menlo Park Mall - 74,440 sq. ft.
Copley Place - 889,295 sq. ft.	Oxford Valley Mall - 134,143 sq. ft.
Domain, The - 156,240 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Southdale Center - 20,393 sq. ft.
Firewheel Town Center - 74,172 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
(25)
Amounts shown in USD Equivalent; Yen equivalent is 27.5 billion.
(26)
Amounts shown in USD Equivalent; Won equivalent is 282.7 billion.
(27)
Amounts shown in USD Equivalent; Ringgit equivalent is 48.7 million.
(28)
Does not include Klépierre.

4Q 2016 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2016 SUPPLEMENTAL	49

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2016		FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(6,624)	$223,885	$(3,615)	$225,321
Overage rent	(129)	25,565	(111)	23,954
Tenant reimbursements	(2,642)	102,906	(1,952)	93,480
Management fees and other revenues	–	–	–	–
Other income	(291)	32,372	(182)	31,303

Total revenue	(9,686)	384,728	(5,860)	374,058

EXPENSES:
Property operating	(1,515)	60,660	(960)	57,690
Depreciation and amortization	(3,458)	98,457	(906)	100,744
Real estate taxes	(484)	27,668	(555)	26,915
Repairs and maintenance	(318)	9,678	(196)	8,999
Advertising and promotion	(550)	11,941	(107)	10,166
(Recovery of)Provision for credit losses	23	307	(7)	638
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,163)	21,710	(1,077)	20,959

Total operating expenses	(7,465)	230,421	(3,808)	226,111

OPERATING INCOME	(2,221)	154,307	(2,052)	147,947
Interest expense	1,454	(65,799)	1,207	(66,127)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	204	(88,508)	–	(81,820)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	–	–	–

CONSOLIDATED NET INCOME	(563)	–	(845)	–
Net income attributable to noncontrolling interests	(563)	–	(845)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

4Q 2016 SUPPLEMENTAL	50

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016		FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2015

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(22,963)	$858,606	$(13,553)	$859,446
Overage rent	(224)	86,479	(222)	82,426
Tenant reimbursements	(10,067)	406,503	(7,915)	372,445
Management fees and other revenues	–	–	–	–
Other income	(993)	112,109	(774)	112,900

Total revenue	(34,247)	1,463,697	(22,464)	1,427,217

EXPENSES:
Property operating	(5,472)	235,966	(3,858)	234,258
Depreciation and amortization	(10,579)	375,222	(3,632)	389,254
Real estate taxes	(2,131)	112,684	(2,273)	107,403
Repairs and maintenance	(1,046)	35,617	(756)	34,057
Advertising and promotion	(1,744)	41,982	(385)	35,457
(Recovery of) provision for credit losses	(60)	2,762	21	1,862
Home and regional office costs	–	–	–	–
General and administrative	–	–	(1)	–
Other	(4,509)	79,666	(3,884)	76,621

Total operating expenses	(25,541)	883,899	(14,768)	878,912

OPERATING INCOME	(8,706)	579,798	(7,696)	548,305
Interest expense	5,735	(269,109)	4,712	(269,412)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	152	(310,689)	–	(278,893)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(4,399)	–	–	–

CONSOLIDATED NET INCOME	(7,218)	–	(2,984)	–
Net income attributable to noncontrolling interests	(7,218)	–	(2,984)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

4Q 2016 SUPPLEMENTAL	51

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF DECEMBER 31, 2016		AS OF DECEMBER 31, 2015

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(324,585)	$10,357,917	$(145,696)	$10,380,159
Less - accumulated depreciation	(65,157)	2,796,323	(57,232)	2,678,948

	(259,428)	7,561,594	(88,464)	7,701,211
Cash and cash equivalents	(9,773)	361,306	(3,453)	385,615
Tenant receivables and accrued revenue, net	(5,843)	165,618	(2,046)	168,472
Investment in unconsolidated entities, at equity	(18,140)	(2,349,443)	–	(2,481,574)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(33,531)	183,883	(5,072)	301,322

Total assets	$(326,715)	$5,922,958	$(99,035)	$6,075,046

LIABILITIES:
Mortgages and unsecured indebtedness	$(142,318)	$6,743,252	$(90,775)	$6,692,809
Accounts payable, accrued expenses, intangibles, and deferred revenues	(12,796)	409,770	(4,556)	550,342
Cash distributions and losses in partnerships and joint ventures, at equity	–	(1,359,738)	–	(1,368,544)
Other liabilities	(54,261)	129,674	(248)	200,439

Total liabilities	(209,375)	5,922,958	(95,579)	6,075,046

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(112,225)	–	–	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive income (loss)	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(5,115)	–	(3,456)	–

Total equity	(5,115)	–	(3,456)	–

Total liabilities and equity	$(326,715)	$5,922,958	$(99,035)	$6,075,046

4Q 2016 SUPPLEMENTAL	52